Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED APRIL 2, 2015

TO THE PROSPECTUS, DATED APRIL 30, 2014

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from March 1, 2015 to March 31, 2015.

The following table sets forth our NAV per Common Share for each business day in March commencing on March 1, 2015.

Date	NAV per Common Share
March 2, 2015	$12.51
March 3, 2015	$12.51
March 4, 2015	$12.51
March 5, 2015	$12.51
March 6, 2015	$12.51
March 9, 2015	$12.51
March 10, 2015	$12.51
March 11, 2015	$12.51
March 12, 2015	$12.51
March 13, 2015	$12.51
March 16, 2015	$12.51
March 17, 2015	$12.51
March 18, 2015	$12.51
March 19, 2015	$12.51
March 20, 2015	$12.51
March 23, 2015	$12.51
March 24, 2015	$12.51
March 25, 2015	$12.51
March 26, 2015	$12.51
March 27, 2015	$12.51
March 30, 2015	$12.51
March 31, 2015	$12.51

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.